Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-97579, 333-89030, 333-122986, 333-121165, and 333-121160 on Form S-8 of our reports dated September 9, 2005, relating to the financial statements and financial statement schedule of SRA International, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of SRA International Inc. for the year ended June 30, 2005.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia

September 12, 2005